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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 15, 1999 for the year ended January 30, 1999 as included in the Registration Statement File No. 333-75699 of Ames Department Stores, Inc. and to all references to our Firm included in this registration statement.


                                                            ARTHUR ANDERSEN LLP
New York, New York
May 18, 1999